Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$55,046,730
Unrealized Gain (Loss) on Market Value of Futures	(64,603,835)
Dividend Income	12,747
Interest Income	166,595
ETF Transaction Fees	15,000
Total Income (Loss)	$(9,362,763)

Expenses
General Partner Management Fees	$301,274
Professional Fees	13,899
Brokerage Commissions	150,162
Non-interested Directors' Fees and Expenses	3,355
Prepaid Insurance Expense	2,240
NYMEX License Fee	7,532
SEC & FINRA Registration Expense	34,286
Total Expenses	$512,748
Net Income (Loss)	$(9,875,511)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/16	$573,391,440
Additions (13,500,000 Shares)	114,044,526
Withdrawals (11,800,000 Shares)	(104,885,961)
Net Income (Loss)	(9,875,511)

Net Asset Value End of Month	$572,674,494
Net Asset Value Per Share (70,566,476 Shares)	$8.12

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612